                             Amended and Restated
                              Security Agreement
                      (Accounts, Inventory and Equipment)


CoreStates


     THIS AGREEMENT is made this 30th day of May, 1997, between CoreStates Bank, N.A.*, a national banking association (the "Bank"), and The JPM Company, a Pennsylvania corporation (the "Debtor").

1. DEFINITIONS. As used herein and in any separate agreement between the Bank and the Debtor in connection with this Agreement:

    (a) "Account" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance including all rights to payment under a charter or other contract involving the use or hire of a vessel and all rights incident to such charter or contract.

    (b) "Qualified Account" means any Account meeting all the following specifications: (i) it is lawfully owned by the Debtor and subject to no lien, security interest or prior assignment, and the Debtor has the right of assignment thereof and the power to grant a security interest therein; (ii) it is a valid and enforceable Account, representing the undisputed indebtedness of an Account Debtor to the Debtor; (iii) it is not subject to any defense, set-off, counter-claim, credit, allowance or adjustment; (iv) no substantial part of any goods, the sale of which has given rise to the Account, has been returned, rejected, lost or damaged; (v) if it arises from the sale of goods by the Debtor, such sale was an absolute sale and not on consignment or on approval or on a sale or return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor; (vi) if it arises from the performance of services, such services have actually been performed; (vii) it arose in the ordinary course of the Debtor's business;
(viii) no notice of the bankruptcy, receivership, reorganization, insolvency, or financial embarrassment of the Account Debtor has been received; (ix) the Account Debtor is not a subsidiary or affiliate of the Debtor, does not control the Debtor, and is not under the control of or under common control with the Debtor; and (x) the Account meets such other specifications and requirements which may from time to time be established by the Bank., including the definition of a "qualified accounts receivable" in Section 3 of the Credit Agreement.

    (c) "Account Debtor" means the Person who is obligated on an Account or General Intangible.


--------------------
*CoreStates Bank, N.A. also conducts business as Philadelphia National Bank, as CoreStates First Pennsylvania Bank and as CoreStates Hamilton Bank.

     (d) "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

     (e) "Collateral" means (i) all of the Debtor's Inventory now owned or hereafter acquired; (ii) all of the Debtor's Documents of Title now owned or hereafter acquired; (iii) all of the Debtor's Accounts now existing or hereafter arising; (iv) all of the Debtor's Farm Products now existing or hereafter arising; (v) all of the Debtor's General Intangibles, Chattel Paper and Instruments now existing or hereafter acquired or arising; (vi) all guarantees of the Debtor's existing and future Accounts and General Intangibles and all other security held by the Debtor for the payment or satisfaction thereof; (vii) the goods or the services, the sale or lease or performance of which gave rise to any Account or General Intangible of the Debtor, including any returned goods; (viii) all of the Debtor's Equipment now owned or hereafter acquired;
(ix) any balance or share belonging to the Debtor of any deposit, agency or other account with any bank and any other amounts which may be owing from time to time by any bank to the Debtor; (x) all property of any nature whatsoever of the Debtor now or hereafter in the possession of or assigned or hypothecated to the Bank for any purpose; and (xi) all Proceeds of all of the foregoing, including all Proceeds of other Proceeds.

     (f) "Credit Agreement" means that Commitment Letter between Debtor and the Bank dated May 28, 1997, as may be supplemented, amended, modified, substituted or restated from time to time.

     (g) "Debtor" means the Person who executes this Agreement as such. The Debtor may be either a borrower from the Bank or a guarantor of the indebtedness of another to the Bank, and in either case is the Person obligated to pay the Liabilities secured hereby.

     (h) "Document of Title" means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     (i) "Farm Products" means crops or livestock or supplies used or produced in farming operations or products of crops or livestock in their unmanufactured states (such as ginned cotton, woolclip, maple syrup, milk and eggs), if they are in the possession of a Debtor engaged in raising, fattening, grazing or other farming operations.

     (j) "Equipment" means tangible personal property held by the Debtor for use primarily in business and includes equipment, machinery, furniture, fixtures, dies, tools, and all accessories and parts now or hereafter affixed thereto.

     (k) "General Intangibles" means all personal property of every kind and description of Debtor other than goods, Accounts, Chattel Paper, Documents of Title, Instruments and money, and includes without limitation choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, copyrights, trade names, plans, licenses and other rights in personal property.

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

     (l) "Instrument" means a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in ordinary course of business, transferred by delivery with any necessary indorsement or assignment.

     (m) "Inventory" means tangible personal property held by the Debtor for sale or lease or to be furnished under contracts of service, tangible personal property which the Debtor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in Debtor's business, and shall include tangible personal property returned to the Debtor by the purchaser following a sale thereof by the Debtor and tangible personal property represented by Documents of Title. All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

     (n) "Liabilities" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of the Debtor to the Bank, whether absolute or contingent, direct or indirect and out of whatever transactions arising, and includes without limitation, the indebtedness under the Line of Credit and the Note (as these terms are defined in the Credit Agreement) and all other matured and unmatured indebtedness, obligations and liabilities of the Debtor under or in connection with existing and future loans and advances evidenced by promissory notes or otherwise, letters of credit, acceptances, all other extensions of credit, repurchase agreements, security agreements, mortgages, overdrafts, foreign exchange contracts and all other contracts for payment or performance, indemnities, and all indebtedness, obligations and liabilities under any guaranty or surety agreement, or as co-maker or co-obligor with any person for any of the foregoing, including without limitation all interest, expenses, costs (including collection costs) and fees (including reasonable attorney's fees and prepayment fees) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against any Debtor) under or in connection with any of the foregoing, and further including all such indebtedness, obligations and liabilities of the Debtor (i) to others which the Bank may have obtained by assignment, participation, subrogation, merger or otherwise, and (ii) to subsidiaries of the Bank.

     (o) "Person" means an individual, a corporation, a government or governmental subdivision or agency or instrumentality, a business trust, an estate, a trust, a partnership, a cooperative, an association, two or more Persons having a joint or common interest, or any other legal or commercial entity.

     (p) "Proceeds" means whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, insurance proceeds.

2. SECURITY INTEREST IN COLLATERAL. As Security for the payment of the Liabilities the Debtor hereby assigns to the Bank and grants to the Bank a lien upon and security interest in the Collateral. Without the written consent of the Bank, the Debtor will not create, incur, assume or suffer to exist any other liens or security interests in the Collateral. Bank

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

expressly consents to those loans and security interests in the Collateral held by other banks as set forth in the Credit Agreement.

3. COLLECTION OF ACCOUNTS UPON DEFAULT. Upon the occurrence and during the continuation of a default hereunder and to the extent the Bank has not exercised it rights to collect the Accounts directly from the Account Debtors, the Debtor shall deliver to the Bank within one day of the receipt thereof by the Debtor all Proceeds in the form of cash, checks, drafts, notes and other remittances received in payment of or on account of any of the Debtor's Accounts. Such Proceeds shall be deposited in a special non-interest bearing bank account (the "Cash Collateral Account") maintained with the Bank over which the Bank alone shall have power of withdrawal. All Proceeds other than cash shall be deposited in precisely the form in which received, except for the addition thereto of the endorsement of the Debtor when necessary to permit collection of the items, which endorsement the Debtor agrees to make. The Debtor will not commingle any such Proceeds with any of the Debtor's other funds or property but will hold them separate and apart from any other funds or property and upon an express trust for the Bank until deposit thereof is made in the Cash Collateral Account. At the Bank's discretion, the Bank will apply all or any part of the collected Proceeds of Accounts on deposit in the Cash Collateral Account to the payment in full or in part of such of the Liabilities and in such order as the Bank may elect. In addition, the Bank shall have the right at any time, acting if it so chooses in the Debtor's name, to collect the Debtor's Accounts itself, to sell, assign, compromise discharge or extend the time for payment of any Account, to institute legal action for the collection of any Account, and to do all acts and things necessary or incidental thereto. The Debtor hereby ratifies all that the Bank shall do by virtue hereof. The Bank may at any time, without notice to the Debtor, notify any Account Debtor that the Account payable by such Account Debtor has been assigned to the Bank and is to be paid directly to the Bank. At the Bank's request the Debtor shall so notify Account Debtors and shall indicate on all billings to Account Debtors that payments thereon are to be made to the Bank. Without the written consent of the Bank, the Debtor shall not compromise, discharge, extend the time for payment of or otherwise grant any indulgence or allowance with respect to any Account.

4. PROCESSING AND SALES OF INVENTORY. So long as the Debtor is not in default hereunder, the Debtor shall have the right, in the regular course of its business, to process and sell its Inventory.

5.  OTHER AGREEMENTS OF DEBTOR.

    (a) The Debtor shall keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, values and location of its Inventory and Equipment, and the transactions and facts giving rise to its Accounts and General Intangibles and all payments, credits and adjustments applicable thereto. The Debtor shall keep the Bank fully and accurately informed as to the location of all such books and records pertaining to the Collateral and shall permit the Bank's agents to have access to all such books and records and any other records pertaining to the Debtor's business which the Bank may request for the purpose of examining, auditing and copying the same. The Bank shall have the right to communicate with Account Debtors and Debtor's accountant to the extent reasonably necessary to verify account balances and any information provided by the Debtor. The Bank's right to audit, inspect, copy and access the Debtor's books and records pertaining to the Collateral shall be enforceable at law by appropriate remedies at law or in equity, and the Debtor consents to the entry of judicial orders or injunctions enforcing such right without any notice to the Debtor or any opportunity to be heard.

     (b) In the event that any lien, assessment or tax liability against the Debtor shall arise, whether or not entitled to priority over the security interest of the Bank created hereby, the Debtor shall give prompt notice thereof in writing to the Bank. The Bank shall have the right (but shall be under no obligation) to pay any tax or other liability of the Debtor reasonably deemed by the Bank to affect its interest. The Debtor shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. In addition, the Bank shall be subrogated to the extent of the payment made by it to all rights of the recipient of such payment against the assets of the Debtor. The Debtor shall furnish to the Bank at such times as the Bank may require proof reasonably satisfactory to the Bank of the making of payments or deposits required by applicable law with respect to amounts withheld by the Debtor from wages and salaries of employees and amounts contributed by the Debtor on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act. With respect to its operations in the United States of America, the Debtor represents, warrants and agrees that, in respect to all employee pension or other benefit plans maintained by the Debtor or any of its subsidiaries, the Debtor is in full compliance, and will continue to comply fully, with the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations adopted thereunder or pursuant thereto. With respect to its operations in the United States of America, the Debtor continuously represents and warrants to the Bank that all Collateral consisting of goods has been and will continue to be produced in compliance with the requirements of the Fair Labor Standards Act, including Sections 206 and 207 thereof, and will immediately notify Bank if Debtor has any reason to believe otherwise.

     (c) If any of the Debtor's Accounts or General Intangibles arises out of a contract with the United States or any department, agency or instrumentality thereof and is in excess of $100,000, the Debtor will immediately notify the Bank thereof in writing and execute any instruments and take any steps required by the Bank in order that the security interest of the Bank hereunder in the Debtor's General Intangibles under such contract and in all Accounts arising thereunder and in the Proceeds thereof shall be perfected under the provisions of the Federal Assignment of Claims Act.

     (d) If, upon the occurrence of a default hereunder, any of the Debtor's Accounts is or becomes evidenced by a promissory note, a trade acceptance or any other instrument for the payment of money, the Debtor will promptly deliver such instrument to the Bank appropriately endorsed to the Bank's order. Regardless of the form of such endorsement, the Debtor hereby waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

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

     (e) The Debtor will keep its Inventory and Equipment insured against such casualties and in such amounts as the Bank shall reasonably require. All insurance policies shall be written for the benefit of the Debtor as the insured, and shall name the Bank as loss payee, and certificates evidencing such insurance, in form and substance acceptable to the Bank, shall be delivered to and held by the Bank. All such policies of insurance shall provide for at least ten days' advance notice in writing to the Bank of any cancellation thereof, and shall insure Bank notwithstanding the act or neglect to act of Debtor. If the Debtor fails to pay the premiums on any such insurance, the Bank shall have the right (but shall be under no obligation) to pay such premiums for the Debtor's account. The Debtor shall repay to the Bank any sums which the Bank shall have so paid, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum, and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. The Debtor's rights to receive payment of any return or unearned premiums and the proceeds of any such insurance are included in the Accounts and General Intangibles which are hereby subjected to a security interest.

     (f) The Debtor will maintain the Equipment in good condition and repair, and will pay the cost of repairs to or maintenance of the same and will not permit anything to be done that may impair the value of the Equipment.

     (g) Upon the occurrence, and during the continuance of a default hereunder, the Bank shall have the right to take possession of any Inventory and the Debtor hereby assigns to the Bank its right of stoppage in transit with respect to any Inventory. All costs of transportation, packing, storage and insurance of any Inventory which the Bank may take into its possession shall be promptly repaid to the Bank by the Debtor, together with interest thereon at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6% ) per annum, and the Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities. If any of the Debtor's Inventory is or becomes represented by a Document of Title, the Bank may require that such Document of Title be in such form as to permit the Bank or anyone to whom the Bank may negotiate the same to obtain delivery of the Inventory represented thereby, and that it be delivered into the possession of the Bank.

     (h) At such intervals as the Bank may reasonably require, the Debtor shall submit to the Bank a schedule reflecting in form and detail satisfactory to the Bank the quantities, cost and value of its Inventory and Equipment, and the amounts of all its outstanding Accounts and the amount of the Accounts which are Qualified Accounts and the value of all its General Intangibles. The Bank may also require the Debtor to submit to the Bank copies of the invoices pertaining to all or any of its Accounts and evidence of shipment of the Inventory the sale or leasing of which have given rise to such Accounts.

     (i) The Debtor shall promptly notify the Bank of any event causing deterioration, loss or depreciation in value of any substantial portion of the Debtor's Inventory or Equipment and the amount of such loss or depreciation. The Debtor shall permit the Bank's agents to have access to its Inventory and Equipment from time to time, as requested by the Bank, for purposes of examination, inspection, and appraisal thereof and verification of the Debtor's records pertaining thereto. Upon the occurrence and during the continuation of a default hereunder, the Debtor shall assemble the Inventory and Equipment and make them available to the Bank at such place as may be designated by the Bank which is reasonably convenient to both parties. At the request of the Bank, the Debtor shall lease warehousing space in the Debtor's own premises to the Bank for the purpose of taking any Inventory into the custody of the Bank without removal thereof from such premises and will erect such structures and post such signs as the Bank may require in order to place such Inventory under the exclusive control of the Bank.

     (j) The Debtor will promptly notify the Bank (i) of any material adverse change in the Debtor's financial condition or in the financial condition of any Account Debtor owing money to the Bank in excess of $150,000 or in the collectibility of any of its Accounts in excess of $150,000, (ii) of all claims, rejections, returns and adjustments which may result in a reduction of the liability of any Account Debtor on an Account in excess of $150,000, and (iii) of any Qualified Account which shall cease for any reason to meet the specifications fixed hereby for Qualified Accounts and which is in excess of $150,000.

     (k) The Debtor warrants that the Debtor's chief executive office and all of its offices where it keeps its records concerning the Collateral, all locations at which it keeps its Inventory and Equipment and all locations at which it maintains a place of business are listed in Section 18 hereof. Debtor further warrants that Debtor has no plans for the removal of the Collateral to any location not set forth in Section 18. The Debtor shall promptly notify the Bank in writing of any change in the Debtor's name, chief executive office or the location of the Debtor's records, of any change in the location of the Collateral, of any change in the location of any place of business and of the establishment of any new place of business. If any of the Collateral or any of the Debtor's records concerning the Collateral are at any time to be located on premises leased by the Debtor or on premises owned by the Debtor, subject to a mortgage or other lien (other than mortgages and liens permitted under the Credit Agreement), the Debtor shall obtain and deliver to the Bank, prior to the delivery of any Collateral or records concerning the Collateral to said premises, an agreement in form satisfactory to the Bank, waiving the landlord's or mortgagee's or lienholder's rights to enforce any claim against the Debtor for moneys due under the lease, mortgage or other lien by levy of distraint or other similar proceedings against the Collateral or the Debtor's records concerning the Collateral and assuring the Bank's ability to have access to the Collateral and the Debtor's records concerning the Collateral in order to exercise its rights hereunder to take possession thereof.

     (l) The Debtor shall pay to the Bank on demand, with interest at the rate payable by the Debtor, at the time of payment by the Bank, with respect to the Liabilities (or the highest such rate, if there be more than one), but in no event less than six percent (6%) per annum, any and all expenses (including reasonable attorney's fees and legal expenses, filing fees, searches, and termination costs), which may have been incurred by the Bank (i) to enforce payment of any Account or to enforce any General Intangibles or to enforce any of the Liabilities, whether as against an Account Debtor, the Debtor or any guarantor or surety of any Account Debtor or of the Debtor; or (ii) in the enforcement, prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Liabilities, the Collateral or any of the Bank's rights therein or thereto; or
(iii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any Collateral; or (iv) in connection with preparation and completion of this Agreement and any and all related agreements and consummation of the financing arrangements described herein and any modification or extension hereof; or (v) with respect to the enforcement, protection or preservation from time to time of the Bank's rights under this Agreement or with respect to the Collateral. The Debtor's liability to the Bank for such repayment with interest shall be included in the Liabilities and is secured by the Collateral.

     (m) The Debtor shall provide the Bank with all financial statements or other financial documents as the Bank may from time to time require. The Debtor further covenants and agrees to execute from time to time any and all agreements and documents (including financing statements) which the Bank may request in order to perfect its lien on the Collateral and otherwise carry out the provisions of this Agreement. The Debtor further authorizes the Bank to file a carbon, photographic or other reproduction of this Agreement or a financing statement previously filed under this Agreement as a financing statement in any jurisdiction. If certificates of title are issued or outstanding with respect to any of the Collateral, the Debtor will cause the security interest of the Bank to be properly noted thereon and will promptly deliver such certificates to the Bank.

     (n) Except in the ordinary course of business and as limited immediately hereafter, the Debtor shall not sell or otherwise dispose of its Inventory or Equipment without the prior written consent of the Bank. If the Debtor seeks to sell or otherwise dispose of Equipment having a then current fair market value of $50,000 or more (as mutually determined in good faith between the Bank and the Debtor), and the Debtor does not replace that Equipment with Equipment that
(i) has a then current market value of equal or greater value and (ii) is subject to no lien, encumbrance or security interest (including title retained as security) other than in favor of the Bank, then the Debtor must obtain the prior written consent of the Bank.

6.   ENVIRONMENTAL MATTERS.

     (a) As used in this Agreement, the following terms shall have the following meanings: (i) "Environmental Laws" means any and all applicable federal, state and local environmental laws, rules and regulations whether now existing or hereafter enacted together with all amendments, modifications and supplements thereof; and (ii) "Hazardous Materials" means any contaminants, hazardous substances, regulated substances, or hazardous wastes which may be the subject of liability pursuant to any Environmental Law.

     (b) The Debtor represents and warrants that, except as otherwise expressly set forth in Section 11(a) of the Credit Agreement, no property owned or leased by the Debtor or any subsidiary of the Debtor is in violation of any Environmental Laws, no Hazardous Materials are present on said property and neither the Debtor nor any subsidiary of the Debtor has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

     (c) Except as otherwise expressly permitted in Section 11(a) of the Credit Agreement, the Debtor shall not use, generate, treat, store, dispose of or otherwise introduce, or permit any subsidiary to use, generate, treat, store, dispose of or otherwise introduce, any Hazardous Materials into or on any property owned or leased by the Debtor, and will not, and will not permit any subsidiary to, cause, suffer, allow or permit anyone else to do so, except in an environmentally safe manner through methods which have been approved by and meet all of the standards of the federal Environmental Protection Agency and any other federal, state or local agency with authority to enforce Environmental Laws. The Debtor hereby agrees to indemnify, reimburse, defend and hold harmless the Bank and its directors, officers, agents and employees ("Indemnified Parties") for, from and against all demands, liabilities, damages, costs, claims, suits, actions, legal or administrative proceedings, interest, losses, expenses and reasonable attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) asserted against, imposed on or incurred by any of the Indemnified Parties, directly or indirectly pursuant to or in connection with the application of any Environmental Law, to acts or omissions occurring at any time on or in connection with any property owned or leased by the Debtor or any subsidiary of the Debtor or any business conducted thereon.

7. DEFAULT. With respect to Liabilities owing under the Credit Agreement, the occurrence of an Automatic Termination Event shall represent a default hereunder. With respect to all other Liabilities, the Debtor shall be in default hereunder upon the occurrence of any of the following events:

     (a) The nonpayment when due of any amount payable on any of the Liabilities by the Debtor or by any other person liable, either absolutely or contingently, for payment, including endorsers, guarantors and sureties (each such person is referred to as a "Obligor");

     (b) If the Debtor or any Obligor has failed to observe or perform any existing or future agreement of any nature whatsoever with the Bank (other than those described in clause (a) above);

     (c) If any representation, warranty, certificate, financial statement or other information made or given by the Debtor or any Obligor to the Bank is materially incorrect or misleading;

     (d) If the Debtor or any Obligor shall become insolvent or make an assignment for the benefit of creditors or if any petition shall be filed by or against the Debtor or any Obligor under any bankruptcy or insolvency law which, in the case of an involuntary petition only, is not dismissed within sixty (60) days of filing;

     (e) The entry of any judgment against the Debtor or any Obligor in excess of $200,000 which remains unsatisfied for 15 days (unless and to the extent the effect of the judgment is stayed by appeal, reconsideration or similar judicial reasons) or the issuance of any attachment, tax lien, levy or garnishment against any property of material value in which the Debtor or any Obligor has an interest;

     (f) If any attachment, levy, garnishment or similar legal process with respect to liabilities in excess of $200,000 is served upon the Bank as a result of any claim against the Debtor or any Obligor or against any property of the Debtor or any Obligor;

     (g) The dissolution, merger, consolidation or change in control (as control is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any Debtor which is a corporation or partnership, or the sale or transfer of any substantial portion of any Debtor's assets, or if any agreement for such dissolution, merger, or consolidation, change in control, sale or transfer is entered into without the written consent of Bank;

     (h)  The death of any Debtor or Obligor who is a natural person;

     (i) If the Bank determines reasonably and in good faith that an event has occurred or a condition exists which has had, or is likely to have, a material adverse effect on financial condition or creditworthiness of the Debtor or any Obligor,

     (j) If the Debtor or any Obligor shall fail to remit promptly when due to the appropriate government agency or authorized depository, any amount collected or withheld from any employee of the Debtor for payroll taxes, Social Security payments or similar payroll deductions;

     (k) If any Obligor shall attempt to terminate or disclaim such Obligor's liability for the Liabilities;

     (l) If the Bank shall reasonably and in good faith determine and notify the Debtor that any collateral is insufficient as to quality or quantity;

     (m) If the Debtor shall fail to pay when due any material indebtedness for borrowed money other than to the Bank; or

     (n) If the Debtor shall be notified of the failure of the Debtor or any Obligor to provide such financial and other information promptly when reasonably requested by the Bank and Debtor shall not have cured the failure within three
(3) business days from notice by Bank.

8. ACCELERATION AND ENFORCEMENT RIGHTS. Whenever the Debtor shall be in default as aforesaid, in addition to and not in limitation of, any demand rights of the Bank with respect to any Liabilities, (i) the Bank may declare the entire unpaid amount of such of the Liabilities as are not then due and payable to become immediately due and payable without notice to or demand on any Obligor; and (ii) the Bank may at its option exercise from time to time any or all rights and remedies available to it under the Uniform Commercial Code or otherwise available to it, including the right to collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon any of the Collateral and to dispose of any of the Collateral at public or private sale(s) or other proceedings, with or without advertisement, and the Debtor agrees that the Bank or its nominee may become the purchaser at any such sale(s). Bank shall have the unconditional right to retain and obtain the full benefit of all Collateral until all Liabilities of the Debtor to the Bank are paid and satisfied in full. If any notification of intended disposition of the Collateral is required by law, such notice shall be deemed reasonable if mailed at least 7 days before such disposition addressed to the Debtor at its Address shown herein. If any of the Liabilities secured hereby is payable on demand, Bank's right to require payment shall not be restricted or impaired by the absence, non-occurrence or waiver of an Event of Default, and it is understood that if such Liabilities are payable on demand, the Bank may require payment at any time.

9. APPLICATION OF COLLATERAL. The Proceeds of any Collateral received by the Bank at any time before or after default, whether from sale of Collateral or otherwise, may be applied to the payment in full or in part of such of the Liabilities and in such order as the Bank may elect. The Debtor, to the extent that it has any right, title or interest in any of the Collateral, authorizes Bank to proceed against the Collateral in any order that Bank may determine and waives and releases any right to require the Bank to collect any of the Liabilities from any source other than from the Collateral under any theory of marshaling of assets, or otherwise, and specifically authorizes the Bank to proceed against any of the Collateral in which the Debtor has a right, title or interest with respect to any of the Liabilities in any manner that the Bank may determine.

10. POWER OF ATTORNEY. Upon the occurrence and during the continuation of a default hereunder, the Debtor does hereby appoint any officer or agent of the Bank as the Debtor's true and lawful attorney-in-fact, with power to endorse the name of the Debtor upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into possession of Bank; to sign and endorse the name of the Debtor upon any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Account Debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to the Debtor's rights therein; and to give written notice to such office and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to the Debtor may be delivered directly to Bank (Bank will return all mail not related to the Liabilities or the Collateral within a reasonable period of time following receipt); granting unto Debtor's said attorney full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Debtor might or could do, and hereby ratifying all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and all transactions hereunder.

11. TERM. The term of this Agreement shall commence with the date hereof and end on the date when, after receipt of written notice of the termination of this Agreement from either party to the other, which notice may be given by either party at any time, there shall be no Liabilities outstanding.

12. SUCCESSORS AND ASSIGNS. All provisions herein shall inure to, and become binding upon, the heirs, executors, administrators, successors, representatives, receivers, trustees and assigns of the parties, provided, however, that this Agreement shall not be assignable by the Debtor without the prior written approval of the Bank.

13. CONFESSION OF JUDGMENT. Upon the occurrence of a default hereunder, the Debtor hereby irrevocably authorizes and empowers any attorney of any court of record to appear for and confess judgment against the Debtor for the unpaid amount of the Liabilities as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due, plus 15% thereof, but no less than $5,000, as an attorney's commission, with costs of suit, release of errors, and without right of appeal. If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney. The Debtor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the Bank shall elect, until all Liabilities have been paid in full

14. THE DEBTOR'S AUTHORITY AND CAPACITY, ETC. The Debtor represents and warrants that the Bank is obtaining and shall maintain at all times a first lien on all of the Collateral, except for such prior liens as may be expressly permitted under the Credit Agreement. If the Debtor is a corporation, the Debtor further represents and warrants that it is duly organized, validly in existence and in good standing in its state of incorporation and any other state where the nature or extent of its business requires qualification, that the execution and performance by the Debtor of this Agreement and any related agreements is authorized by the Debtor's Board of Directors and does not violate the Articles of Incorporation or By-Laws of the Debtor or any other Agreement or contract by which the Debtor is bound. The Debtor represents and warrants that this Agreement is the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

15. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE THE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

16. WAIVER OF JURY TRIAL. EACH UNDERSIGNED PARTY HEREBY WAIVES, AND THE BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE

RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

17. MISCELLANEOUS. The construction and interpretation of this Agreement and all agreements shall be governed by the laws of the Commonwealth of Pennsylvania. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought. If any provision of this Agreement is determined to be unenforceable or invalid, such determination shall not affect or impair the remaining provisions of this Agreement. No rights are intended to be created hereunder for the benefit of any third party beneficiary hereof. The individual signatory(ies) on behalf of the Debtor represents that he (they) is (are) authorized to execute this Agreement on behalf of the Debtor. This Agreement supplements the Debtor's obligations under any promissory notes or separate agreements with the Bank,

18. LOCATIONS OF DEBTOR. The Debtor represents and warrants that the following addresses (together with any additional addresses which may be shown on any attached schedule) correctly set forth all of the locations where the Debtor maintains a place of business, its records or the Collateral.

Chief Executive Office: Route 15, Kelly Township, Union County, Lewisburg, PA 17837


Other Locations:

1.  The JPM Company          2.  The JPM Company     3.  Electronica Pantera
    Industrial Park              Route 321               S.A. de C.V.
    North 15th Street            Winnsboro, SC 29180     Montemorelos No. 121
    East Buffalo Township                                Fracc. Loma Bonita
    Union County                                         Zapopan, Jalisco
    Lewisburg, PA  17837                                 Mexico, 45060

19. NAME OF DEBTOR. The Debtor represents and warrants that the name of the Debtor shown on this Agreement is the correct, full legal name of the Debtor, that the Debtor has not at any time changed its name, identity or corporate structure, and that the Debtor is not conducting business under an assumed name
or trade name except as set forth below.   In the state of South Carolina, the
Debtor operates under the fictitious name "The JPM Company of South Carolina."

20. AMENDMENT AND RESTATEMENT. This Agreement amends and restates in its entirety that Security Agreement dated April 19, 1996 (the "Original Agreement") previously executed and delivered by Debtor to Commonwealth Bank, a division of Meridian ("Meridian") predecessor-in-interest to Bank with respect to the Liabilities and the Collateral. Debtor hereby acknowledges and consents to the transfer of Meridian's rights and interests in the Liabilities and Collateral to the Bank effected by the merger of Meridian into Bank. All lien priorities effected pursuant to the Original Agreement shall continue, uninterrupted and in full force and effect in favor of Bank.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under seal and intending to be legally bound on the day and year first above written.


                             CoreStates Bank. N.A.



                             By  /s/ David M. Diffenderffer
                                ---------------------------



                             THE JPM COMPANY



                             By:  /s/ William D. Baker
                                 ---------------------
                                     (Signature)



                               William D. Baker
                               ----------------
                               (Print Name and Title)

                               Vice President, CFO and Treasurer